SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 HUB GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 HUB GROUP, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

         2)     Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

         4)     Proposed maximum aggregate value of transaction:

         5)     Total fee paid:

[  ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:

         2)     Form, Schedule or Registration Statement No.:

         3)     Filing Party:

         4)     Date Filed:

                                                               April 12, 2001


Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Hub Group, Inc. This meeting will be held in Room 226 in the Hamburger University building on the McDonald's Office Campus at 2715 Jorie Boulevard, Oak Brook, Illinois at 10:00 a.m. Chicago time on Tuesday, May 15, 2001.

         The attached Notice of 2001 Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. The Annual Report to Stockholders is also enclosed.

         We hope you will be able to attend the meeting. However, even if you anticipate attending in person, we urge you to mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented. If you attend, you will, of course, be entitled to vote in person.

                                   Sincerely,

                                   PHILLIP C. YEAGER
                                   Chairman

                                 HUB GROUP, INC.

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Hub Group, Inc.:

         The Annual Meeting of Stockholders of Hub Group, Inc., a Delaware corporation (the "Company"), will be held in Room 226 in the Hamburger University building on the McDonald's Office Campus at 2715 Jorie Boulevard, Oak Brook, Illinois on Tuesday, May 15, 2001, at 10:00 a.m., Chicago time, for the following purposes:

         (1) To elect six directors of the Company to hold office until the next annual meeting of stockholders; and

         (2) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

         A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders also accompanies this Notice.

         The Board of Directors has fixed the close of business on March 30, 2001, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                   By order of the Board of Directors,





                                   DAVID C. ZEILSTRA
                                   Vice President, Secretary and General Counsel

Lombard, Illinois
April 12, 2001

                             YOUR VOTE IS IMPORTANT

                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                                 HUB GROUP, INC.
                       377 E. BUTTERFIELD ROAD, SUITE 700
                             LOMBARD, ILLINOIS 60148

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hub Group, Inc., a Delaware corporation ("Hub Group" or the "Company"), of proxies for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 15, 2001, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 12, 2001.

         The Company's Class A common stock, $.01 par value (the "Class A Common Stock"), and the Class B common stock, $.01 par value (the "Class B Common Stock," together with the Class A Common Stock, the "Common Stock"), are the only issued and outstanding classes of stock. Only stockholders of record at the close of business on March 30, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 7,046,050 shares of Class A Common Stock (each a "Class A Share") and 662,296 shares of Class B Common Stock (each a "Class B Share," and collectively with the Class A Shares, the "Shares") outstanding and entitled to vote.

                          VOTING RIGHTS AND PROCEDURES

         Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and one or more proposals are not marked, it will be voted in accordance with the recommendation of the Board of Directors on all such proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

         Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to twenty (20) votes. The holders of Shares having a majority of the votes which could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. The Yeager family members own all 662,296 shares of Class B Common Stock and 741,800 shares of Class A Common Stock. Consequently, the Yeager family controls approximately 69% of the voting power of the Company on all matters presented for stockholder action. The Yeager family members are parties to a stockholders' agreement, pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

         The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2001 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Lombard.

                              ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

         The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

         Directors are elected by a plurality of the votes cast at the Annual Meeting, provided a quorum is present. The outcome of the election is not affected by abstentions or the withholding of authority to vote in the election, or by broker non-votes. Stockholders are not allowed to cumulate their votes in the election of directors.

         If a stockholder desires to nominate persons for election as directors at the next Annual Meeting of Stockholders written notice of such stockholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 14, 2002 nor later than March 16, 2002. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"), and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                  BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
NAME                     AGE                  AND OTHER INFORMATION

 Phillip C. Yeager       73       Phillip C. Yeager has been Chairman of the
                                  Board since October 1985.  From April 1971 to
                                  October 1985, Mr. Yeager served as President of Hub City Terminals, Inc. ("Hub Chicago").
                                  Mr. Yeager became involved in intermodal transportation in 1959, five years after the introduction of intermodal transportation in the United States, as an employee of the Pennsylvania and Pennsylvania Central
                                  Railroads. He spent 19 years with the
                                  Pennsylvania and Pennsylvania Central
                                  Railroads, 12 of which involved intermodal transportation. In 1991, Mr. Yeager was named the Man of the Year by the Intermodal
                                  Transportation Association. In 1995, he
                                  received the Salzburg Practitioners Award from Syracuse University in recognition of his lifetime achievements in the transportation industry. In October 1996, Mr. Yeager was inducted into the Chicago Area
                                  Entrepreneurship Hall of Fame sponsored by the University of Illinois at Chicago. In March
                                  1997, he received the Presidential Medal from Dowling College for his achievements in transportation services. In September 1998 he received the Silver Kingpin award from the Intermodal Association of North America and in
                                  February 1999 he was named Transportation
                                  Person of the Year by the New York Traffic
                                  Club.  Mr. Yeager graduated from the
                                  University of Cincinnati in 1951 with a
                                  Bachelor of Arts degree in Economics.
                                  Mr. Yeager is the father of David P. Yeager,
                                  Vice Chairman and Chief Executive Officer and
                                  Mark A. Yeager, President - Field Operations.

 David P. Yeager         48       David P. Yeager has served as the Company's
                                  Vice Chairman of the Board since January 1992 and as Chief Executive Officer of the Company since March 1995. From October 1985 through
                                  December 1991, Mr. Yeager was President of Hub
                                  Chicago. From 1983 to October 1985, he served as Vice President, Marketing of Hub Chicago.
                                  Mr. Yeager founded the St. Louis Hub in 1980 and served as its President from 1980 to 1983.
                                  Mr. Yeager founded the Pittsburgh Hub in 1975 and served as its President from 1975 to 1977.
                                  Mr. Yeager received a Masters in Business
                                  Administration degree from the University of Chicago in 1987 and a Bachelor of Arts degree from the University of Dayton in 1975.
                                  Mr. Yeager is the son of Phillip C. Yeager and the brother of Mark A. Yeager.

 Thomas L. Hardin        55       Thomas L. Hardin has served as the Company's
                                  President since October 1985 and has served as Chief Operating Officer and a director of the Company since March 1995. From January 1980 to
                                  September 1985, Mr. Hardin was Vice
                                  President-Operations and from June 1972 to December 1979, he was General Manager of the Company. Prior to joining the Company, Mr. Hardin worked for the Missouri Pacific
                                  Railroad where he held various marketing and pricing positions. Mr. Hardin is the former
                                  Chairman of the Intermodal Association of North America.

 Gary D. Eppen           64       Gary D. Eppen has served as a director of the
                                  Company since February 1996. Having served as a Professor of Industrial Administration in the Graduate School of Business at The
                                  University of Chicago since 1964, Mr. Eppen is currently the Ralph and Dorothy Keller
                                  Distinguished Service Professor of Operations
                                  Management and Deputy Dean for part-time programs. He received a Ph.D. in Operations
                                  Research from Cornell University in 1964, a
                                  Master of Science in Industrial Engineering from the University of Minnesota in 1960, a Bachelor of Science from the University of Minnesota in 1959 and an Associate in Arts degree in Pre-Engineering from Austin Junior
                                  College in 1956. Mr. Eppen also serves as a director of Landauer, Inc.

 Charles R. Reaves       62       Charles R. Reaves has served as a director of
                                  the Company since February 1996.  Since 1994,
                                  Mr. Reaves has been President and Chief
                                  Executive Officer of Reaves Enterprises, Inc., a real estate development company. From April
                                  1962 until November 1994, Mr. Reaves worked for Sears Roebuck & Company in various positions, most recently as President and Chief Executive Officer of Sears Logistics
                                  Services, Inc., a transportation, distribution and home delivery subsidiary of Sears
                                  Roebuck & Company.  Mr. Reaves received a
                                  Bachelor of Science degree in Business
                                  Administration from Arkansas State University in 1961.

 Martin P. Slark         46       Martin P. Slark has served as a director of
                                  the Company since February 1996. Since 1976,
                                  Mr. Slark has been employed by Molex
                                  Incorporated ("Molex"), a manufacturer of electronic, electrical and fiber optic interconnection products and systems. Having worked for Molex in Europe, the United States and Asia, Mr. Slark is presently a Director and an Executive Vice President of Molex.
                                  Mr. Slark is a fellow of the British Institute of Management and received a Masters in Business Administration degree from the London
                                  Business School in 1993, a Post-Graduate
                                  Diploma in Management Studies from Portmouth
                                  University and a Bachelors of Science degree in Engineering from Reading University in 1977.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 2000, the full Board of Directors met four times, the Audit Committee met twice and the Compensation Committee met twice. During 2000, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

         The duties of the Audit Committee are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company and its subsidiaries; and review the Company's annual audit plan. The members of the Audit Committee are Messrs. Eppen, Reaves and Slark.

         The duties of the Compensation Committee are to determine the compensation of the Company's Chief Executive Officer and to make recommendations to the Board of Directors concerning the salaries of the Company's other officers; to exercise the authority of the Board of Directors concerning the Company's 1996 Long-Term Incentive Plan, 1997 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Eppen, Reaves and Slark.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

         The following table sets forth information with respect to the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by
(i) each director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table," (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to
Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Class A Common Stock or Class B Common Stock, in each case as of March 30, 2001, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Class A Common Stock or Class B Common Stock indicated as beneficially owned by them, except as otherwise noted.


                                                                                NUMBER (1)
                                                                        --------------------------
                               NAME                                       CLASS A         CLASS B     PERCENTAGE(2)
------------------------------------------------------------------      ----------       ---------    -------------
Phillip C. Yeager(3)(4)...........................................         134,825         662,296        10.3%
David P. Yeager(3)(5).............................................         316,975         662,296        12.6%
Thomas L. Hardin(6)...............................................          58,000              --          *
Donald G. Maltby(7)...............................................           7,150              --          *
Daniel L. Sellers(8)..............................................          26,000              --          *
Mark A. Yeager(3)(9)..............................................         335,675         662,296        12.9%
Gary D. Eppen(10).................................................          17,000              --          *
Charles R. Reaves(10).............................................          16,000              --          *
Martin P. Slark(11)...............................................          16,000              --          *
All directors and executive officers as a group (13 persons)(12) .         995,925         662,296        20.7%
Debra A. Jensen(3)(13)............................................          71,825         662,296         9.5%
T. Rowe Price Associates, Inc.(14)................................         472,900              --         6.1%
Tweedy, Browne Company LLC(15)....................................         737,236              --         9.6%
Dimensional Fund Advisors, Inc.(16)...............................         471,500              --         6.1%
Capital Group International, Inc./ Capital Guardian Trust
  Company(17).....................................................         916,300              --        11.9%
Liberty Wanger Asset Management, L.P./ WAM Acquisition,
  GP, Inc./Liberty Acorn Trust(18)................................       1,416,300              --        18.4%

---------------------------

* Represents less than 1% of the outstanding shares of Common Stock.

(1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Represents percentage of total number of outstanding shares of Class A Common Stock and Class B Common Stock.

(3) The Yeager family members are parties to a stockholders' agreement (the "Yeager Family Stockholder Agreement"), pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares. Except as provided in footnotes 5 and 9, each of the Yeager family members disclaims beneficial ownership of the shares of Class B Common Stock held by the other Yeager family members. The Class B Common Stock represents approximately 65% of the total votes allocable to the Common Stock. Members of the Yeager family own all of the Class B Common Stock.

(4) Includes 563,934 shares of Class B Common Stock as to which Phillip C. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 53,000 shares of Class A Common Stock issuable upon exercise of options.

(5) Includes 46,794 shares of Class B Common Stock owned by the Laura C. Yeager 1994 GST Trust, 46,794 shares of Class B Common Stock owned by the Matthew D. Yeager 1994 GST Trust and 46,794 shares of Class B Common Stock owned by the Phillip D. Yeager 1994 GST Trust, for which David P. Yeager serves as sole trustee and has sole investment and voting discretion and 419,127 shares of Class B Common Stock as to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 38,000 shares of Class A Common Stock issuable upon exercise of options.

(6) Includes 38,000 shares of Class A Common Stock issuable upon exercise of options.

(7) Includes 5,000 shares of Class A Common Stock issuable upon exercise of options.

(8) Includes 26,000 shares of Class A Common Stock issuable upon exercise of options.

(9) Includes 43,758 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Alexander B. Yeager 1994 GST Trust and 43,758 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Samantha N. Yeager 1994 GST Trust, for which Mark A. Yeager serves as sole trustee and has sole investment and voting discretion and 501,914 shares of Class B Common Stock as to which Mark A. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 26,500 shares of Class A Common Stock issuable upon exercise of options.

(10) Includes 16,000 shares of Class A Common Stock issuable upon exercise of options.

(11) Includes 12,000 shares of Class A Common Stock issuable upon exercise of options.

(12) Includes 293,800 shares of Class A Common Stock issuable upon exercise of options.

(13)     Includes 25,000 shares of Class B Common Stock owned by the Elizabeth
         A. Jensen 1994 GST Trust and 25,000 shares of Class B Common Stock owned by the Patrick R. Jensen 1994 GST Trust and 501,913 shares of Class B Common Stock as to which Debra Jensen may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Debra Jensen is the daughter of Phillip C. Yeager.

(14) T. Rowe Price Associates, Inc. ("Price") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Price has sole dispositive power with respect to all 472,900 shares of Class A Common Stock beneficially owned and sole voting power with respect to 76,300 shares of Class A Common Stock beneficially owned. These securities are owned by various individual and institutional investors which Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, Price is deemed the beneficial owner of such securities; however, Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares beneficially owned by Price is indicated as of February 14, 2001. The address of Price is 100 E. Pratt Street, Baltimore, MD 21202.

(15) Tweedy, Browne Company LLC ("TBC") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, TBC has sole dispositive power with respect to all 737,236 shares of Class A Common Stock beneficially owned and sole voting power with respect to 735,636 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by TBC is indicated as of February 28, 2001. The address of TBC is 350 Park Avenue, New York, NY 10022.

(16) Dimensional Fund Advisors, Inc. ("Dimensional") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Dimensional has sole dispositive power and sole voting power with respect to all 471,500 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Dimensional is indicated as of February 2, 2001. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(17) Capital Group International, Inc. and Capital Guardian Trust Company (collectively, "Capital") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. Capital has sole dispositive power with respect to all 916,300 shares of Class A Common Stock beneficially owned and sole voting power with respect to 841,300 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Capital is indicated as of February 9, 2001. The address of Capital is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(18) Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. (collectively "Wanger") and Liberty Acorn Trust ("Acorn") filed a
         Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Wanger has shared dispositive power and shared voting power with respect to all 1,416,300 shares of Class A Common Stock beneficially owned. Acorn has shared dispositive power with respect to 1,105,000 shares of Class A Common Stock beneficially owned and has shared voting power with respect to 1,105,000 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Wanger and Acorn are indicated as of February 14, 2001. The address of Wanger and Acorn is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 2000 fiscal year all applicable
Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners except that Mr. Phillip Yeager was late in filing one transaction on one Form 4.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000 paid or awarded to those persons who were, at December 31, 2000: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, together with the Company's chief executive officer, the "Named Executive Officers").



                                                                                         LONG-TERM
                                              ANNUAL COMPENSATION                       COMPENSATION
                               -------------------------------------------------        ------------

                                                                    OTHER ANNUAL          OPTIONS/         ALL OTHER
         NAME AND                         SALARY         BONUS      COMPENSATION            SARS          COMPENSATION
   PRINCIPAL POSITION          YEAR         ($)           ($)            ($)                (#)                ($)
-------------------------      ----       -------       -------     ------------        -----------       ------------
David P. Yeager                2000       463,068          --         9,266(1)                --             5,322(2)
Vice Chairman and              1999       364,000       500,000       3,438(1)                --             5,035(2)
Chief Executive Officer        1998       346,500       225,250       1,113(1)              5,000            5,062(2)

Thomas L. Hardin               2000       301,350       170,625      17,747(1)                --             5,322(2)
President and                  1999       287,000       325,000       6,982(1)                --             5,035(2)
Chief Operating Officer        1998       273,000       225,250       1,500(1)              5,000            5,062(2)

Mark A. Yeager                 2000       231,000       126,000       8,428(1)                --             5,322(2)
President-Field Operations     1999       208,500       210,000       2,805(1)              7,500            5,035(2)
                               1998       168,000       127,500         421(1)                --             5,062(2)

Donald G. Maltby               2000       224,303       263,412         520(1)             19,000            5,322(2)
President - Hub Online         1999       145,572       292,843          --                 6,000            5,035(2)
                               1998       141,258       288,441          --                   --             5,062(2)

Daniel L. Sellers              2000       240,000       120,000         685(1)                --             5,322(2)
V.P.- Information Systems      1999       200,000       110,000          --                 5,000            5,035(2)
and Chief Information Officer  1998        16,923        40,000          --                35,000            5,062(2)

------------------

(1)      Represents above market earnings on deferred compensation.

(2) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $5,200 in 2000 and $4,900 in 1999 and 1998, respectively, and represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer equal to $122 during 2000, $135 during 1999 and $162 during 1998.

CHANGE OF CONTROL AGREEMENTS

             Mr. Sellers is party to an arrangement with the Company pursuant to which he will be paid $200,000 should the Company be sold to a third party and
 (i) he is terminated without cause or (ii) Mr. Phillip Yeager or his immediate descendants cease to run the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table summarizes the grants of stock options awarded to the Named Executive Officers during the fiscal year ended December 31, 2000, under the Company's 1999 Long-Term Incentive Plan.



                                INDIVIDUAL GRANTS
                              ---------------------
                                                                                           POTENTIAL REALIZABLE VALUE
                                            % OF                                             AT ASSUMED ANNUAL RATES
                              OPTIONS/      TOTAL                                          OF STOCK PRICE APPRECIATION
                                SARs       OPTIONS/                                            FOR OPTION TERM (3)
                              GRANTED        SARs         EXERCISE         EXPIRATION      ---------------------------
          NAME                   (#)       GRANTED     PRICE ($/SH)(1)      DATE (2)         5%($)            10%($)
------------------------      --------     --------    ---------------     ----------      ---------        ---------
Donald G. Maltby........       19,000       19.0%           13.88           5/17/10         165,852          420,302

--------------------

(1)  The exercise price equals the closing stock price on May 17, 2000.

(2) The options were granted on May 17, 2000 and vest ratably over a five-year period, expiring ten years after their grant date.

(3) The potential realizable dollar value of a grant is the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%), and
     (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000, and the value at December 31, 2000, of unexercised options.


                                                                     NUMBER OF SHARES OF
                                                                     CLASS A COMMON STOCK        VALUE ($) OF
                                                                    UNDERLYING UNEXERCISED    UNEXERCISED IN-THE-
                                        SHARES                            OPTIONS AT           MONEY OPTIONS AT
                                       ACQUIRED                       DECEMBER 31, 2000        DECEMBER 31, 2000
                                          ON                        ----------------------    -------------------
                                       EXERCISE       VALUE             EXERCISABLE/              EXERCISABLE/
               NAME                       (#)      REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE
---------------------------------     ----------   ------------     ----------------------    -------------------


David P. Yeager..................          0            0               30,000/10,000                  0/0
Thomas L. Hardin.................          0            0               30,000/10,000                  0/0
Mark A. Yeager...................          0            0               21,500/11,000                  0/0
Donald G. Maltby.................          0            0                1,200/23,800                  0/0
Daniel L. Sellers................          0            0               26,000/14,000                  0/0

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company received $24,000 for serving as a director during 2000. Directors who are employees of the Company do not receive additional compensation for such services. Both employee and non-employee directors are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board of Directors or committees thereof. In addition, simultaneously with the closing of the initial public offering (the "Offering") of the Company, Messrs. Eppen, Reaves and Slark each received options to purchase 12,000 shares of Class A Common Stock exercisable at $14.00 per share. All of these options have now vested for each director. On December 10, 1999, Messrs. Eppen, Reaves and Slark each received additional options to purchase 12,000 shares of Class A Common Stock exercisable at $18.75 per share. These options vest ratably over a three-year period.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of the three independent members of the Board.

        In October 1999, the Board of Directors commissioned a third party to conduct a study of the Company's compensation program. This study included a survey of compensation practices in the transportation industry using a broad sample of companies within the industry. This independent study was used as the benchmark to determine competitive compensation ranges for senior executives. The Compensation Committee implemented certain recommendations from the independent study and, using this study, determined the compensation structure for 2000. An independent study of compensation practices in the transportation industry will be conducted periodically by a third party to update the Company's benchmark of competitive compensation ranges for senior executives.

        The 2000 Compensation structure approved by the Compensation Committee was based on the following philosophy:

COMPENSATION PHILOSOPHY

        The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

DESCRIPTION OF COMPENSATION PROGRAMS

        The Company's executive compensation program has three components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

        BASE SALARY To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

        ANNUAL INCENTIVE The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. For most executive officers, bonus compensation is based on individual performance and Company performance. The component of the bonus based on individual performance is conditioned on the individual meeting certain pre-determined objectives and the component of the bonus based on Company performance is based on the Company meeting certain performance goals.

        LONG-TERM INCENTIVES The Company's Long-Term Incentive Program serves to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights, restricted stock and performance units. During fiscal year 2000, non-qualified stock options were granted to one of the Company's executive officers. The grant was designed to motivate the executive officer to continue the Company's growth.

SECTION 162(M) COMPENSATION COMMITTEE REPORT DISCLOSURE

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal year 2000. The Committee, however, reserves the right to use its judgment, where merited by the Committee's need to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible to the Company.

COMPENSATION ADMINISTRATION

        The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The independent study of competitive compensation practices within the transportation industry will continue to be used as the benchmark to determine competitive compensation ranges for senior executives. Individual performance and contribution to the achievement of strategic objectives will be considered in the determination of annual compensation for each executive. The integrity of the Company's compensation program relies on an annual performance evaluation process.

DISCUSSION OF CEO COMPENSATION

        Consistent with the Company's compensation philosophy, the Compensation Committee approved Mr. David P. Yeager's total compensation during fiscal year 2000. Mr. Yeager's base salary was based on overall performance of the Company, on relative levels of compensation for CEOs within the benchmark companies in the transportation industry and on individual performance related to strategic objectives. Mr. Yeager's incentive compensation was based on achievement of goals relating to the Company's earnings per share target.

        For 2000, the Compensation Committee decided to increase Mr. Yeager's salary and reduce his bonus potential to reflect market practices. In 1999, Mr. Yeager was paid $864,000, with $364,000 in the form of salary and $500,000 in the form of bonus. For 2000, the Compensation Committee approved a package allowing Mr.Yeager to earn $907,000, or five percent more than 2000, with $463,068 in the form of salary and $444,132 in the form of bonus if the Company met its goals for the year.

        Mr. Yeager was paid his salary of $463,068 during 2000 but received no bonus because the Company did not meet its earnings per share goal.


                                    COMPENSATION COMMITTEE,


                                    Gary D. Eppen
                                    Charles R. Reaves
                                    Martin P. Slark

AUDIT COMMITTEE REPORT

        Each member of the Audit Committee is independent of the Company and its management, as required of audit committee members by the National Association of Securities Dealers listing standards. In June 2000 the Audit Committee adopted and the Board approved a written charter, a copy of which is included with this proxy statement. The charter specifies the scope of the Audit Committee's responsibilities and how it carriers out those responsibilities.

        The Audit Committee has reviewed and discussed the Company's quarterly and annual audited financial statements with management and with Arthur Andersen LLP, the Company's independent public accountants. The Company has also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received from Arthur Andersen LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, by the Independence Standards Board, regarding their independence. The Audit Committee has discussed with Arthur Andersen LLP their independence and considered whether the provision of non-audit services referred to under "Independent Public Accountants" on page 14 is compatible with maintaining their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2000 audited financial statements be included in the Company's Annual Report on Form 10-K for 2000.

                                    AUDIT COMMITTEE

                                    Gary D. Eppen
                                    Charles R. Reaves
                                    Martin P. Slark

PERFORMANCE GRAPH

        The following line graph compares the Company's cumulative total stockholder return on its Class A Common Stock since March 13, 1996, the date that the Class A Common Stock began trading, with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Index. These comparisons assume the investment of $100 on March 13,1996 in each index and in the Company's Class A Common Stock and the reinvestment of dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                              [GRAPH APPEARS HERE]


                              3/13/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                              -------   --------   --------   --------   --------   --------
Hub Group, Inc.                  100        191      212        138         142         64
Nasdaq Stock Market              100        119      146        206         382        230
Nasdaq Trucking & Transp.        100        103      132        119         115        104

                              CERTAIN TRANSACTIONS

         Mr. David P. Yeager is the owner of 20% of the Class A membership interest of SmartOffices Services, LLC ("SmartOffices"). SmartOffices is in the business of selling office supplies to various companies. The Company spent $166,200 buying various office supplies from SmartOffices in 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the independent accountant of the Company. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

AUDIT FEES

         Fees billed to the Company by Arthur Andersen LLP for the most recent fiscal year for professional services rendered for the audit of the Company's annual financial statements and the review of the financial statements including in its quarterly reports were $370,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed to the Company by Arthur Andersen LLP for the most recent fiscal year for professional services rendered for financial information systems design and implementation.

ALL OTHER FEES

         Fees billed to the Company by Arthur Andersen LLP for the most recent fiscal year for professional services rendered for all other services were $356,000.

                           PROXY SOLICITATION EXPENSE

         The expense of any proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 13, 2001, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders.

         The Company anticipates that its next annual meeting of stockholders will be held in May 2002. If a stockholder desires to submit a proposal for consideration at the next annual meeting of stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 14, 2002 nor later than March 16, 2002. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the annual meeting of stockholders will not be considered.

                                   By order of the Board of Directors,



                                   DAVID C. ZEILSTRA
                                   Vice President, Secretary and General Counsel

Lombard, Illinois
April 12, 2001

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, IS REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME PRIOR TO VOTING.

                                                                      EXHIBIT A
                                                                      ---------

                                 HUB GROUP, INC.
                             AUDIT COMMITTEE CHARTER

         The purpose of the Audit Committee is to be an informed, vigilant and effective overseer of the internal controls of the Company and its subsidiaries. The Audit Committee shall also assist the Board of Directors in fulfilling its obligation to provide adequate and accurate financial reporting to shareholders and potential shareholders. To achieve these objectives, the Audit Committee shall be constituted and operated pursuant to the following requirements:

1.       MEMBERSHIP OF COMMITTEE

         The Audit Committee shall consist of three members of the Company's Board of Directors who are approved by a majority vote of the Company's Directors. The Audit Committee members shall not be employees or officers of the Company or its subsidiaries and shall be Directors who are independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement in carrying out their responsibilities as a director.

         All three Directors must be financially literate. Financial literacy shall include the ability to read and understand the Company's financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one of the three Directors must have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience, or background that results in the individual's financial sophistication, including being or having been a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities.

         The Audit Committee shall consist of the three Directors selected at the Board Meeting at which this charter is adopted. Such Directors shall serve until the next annual Board meeting. Thereafter, members of the Audit Committee shall be selected at the annual Board meeting and shall serve one-year terms; provided, however, that the Board shall, if possible, select at least one member of each year's audit committee to continue on such committee for the following year. The Board of Directors by majority vote shall appoint one of the three members of the Audit Committee to serve as Chairman of the Audit Committee. The Chairman of the Audit Committee shall serve in that capacity until the Board of Directors appoints a new Chairman of the Audit Committee.

         Except as expressly provided in this charter or the Company's Bylaws, the Audit Committee shall fix its own rules of procedure.

2.       DUTIES OF THE AUDIT COMMITTEE

         The Audit Committee shall be responsible for the following matters:

         (a)      Oversight of the Company's internal control structure;

         (b)      Review of the operations of the Company's controller;

         (c) Selection, evaluation or replacement of the independent auditors for the Company and its subsidiaries;

         (d)      Review of the company's annual audit plan; and

         (e)      Ensure the independence of the outside auditor.

         In overseeing the Company's internal control structure, Audit Committee shall review all internal control evaluations performed by management, the Controller and the independent auditors, with a view to determining that the Company's assets are safeguarded and that transactions are authorized and properly recorded. In addition, the Audit Committee shall review evaluations of the company's electronic data processing system to determine the adequacy of its related controls.

         The Audit Committee shall annually review the Chief Financial Officer's authority, the qualifications, experience and training of the Chief Financial Officer's staff, and the reporting relationships between the Chief Financial Officer and top management. The Chief Financial Officer shall be entitled to directly contact the Audit committee without prior approval of Company management.

         The Audit Committee shall select and evaluate a nationally recognized firm of certified public accountants to serve as auditors for the Company and its subsidiaries, based upon such factors as the Audit Committee deems relevant to assess the expertise, integrity and effectiveness of such auditors. The Audit Committee has the authority and responsibility to replace the independent auditor, as deemed necessary. Different accounting firms may be chosen to audit the Company or any subsidiary thereof. The independent auditors selected shall be accountable to the Board of Directors and the Audit Committee.

         The Audit Committee shall obtain from the auditors a formal written statement delineating all relationships between the auditor and the Company or any of its subsidiaries, consistent with Independence Standards Board Standard 1. The Audit Committee shall actively discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditor. No accounting firm shall be selected or continue as an auditor of the Company or any of its subsidiaries if members of such firm have investments in, or relationships with, the audited entity which would compromise the independence of the auditors. Performing management advisory services for the audited entity shall not disqualify an accounting firm unless the extent of such services and the amount of compensation earned thereby is sufficient, in the judgement of the Audit Committee, to compromise the independence of such accounting firm.

         The Audit Committee shall meet with the independent auditors prior to the commencement of the annual audit to review the audit plan for such year, written copies of which shall be provided to the committee members a week prior to such meeting. The purpose of such meeting shall be to evaluate the adequacy of the audit plan and to explore any significant accounting and auditing problems that the auditors may foresee. The Audit committee shall again meet with the independent auditors, after the completion of the audit and before distribution of the annual financial statement, to evaluate the accuracy of the Company's financial reporting, the internal controls of the Company, the nature of any disagreements or major issues discussed between the independent auditors and management, the nature and resolution of any significant or unusual accounting and auditing problems encountered in the audit and such other matters as the committee deems appropriate.

         Although the Audit Committee may request officers of the Company to attend any of the foregoing meetings, the Audit Committee shall meet at least once a year with the independent auditors in a private executive session, without the attendance of any officers of the Company.

         The Audit Committee shall also meet with the Controller and the independent auditors to discuss the auditor's letter of recommendations to management and any comments the auditors may have with respect to improving controls.

         The Audit Committee may meet at such other times as it deems appropriate to effectively perform its duties.

3.       REPORTING REQUIREMENTS

         The Audit Committee shall have minutes taken of each meeting. Promptly after the annual financial statements are released, the Audit Committee shall provide the Board of Directors with a written report evaluating the adequacy of the Company's internal controls and financial reporting processes and evaluating the effectiveness of the independent auditor. Such reports shall also contain any recommendations that the Audit Committee wishes to make with respect to such matters.

4.       ACCESS TO COMPANY RESOURCES

         With reasonable advance notice, the Audit Committee may request any accounting or legal officer of the Company to attend any meeting of the Audit Committee or to otherwise provide assistance to the committee in fulfilling its responsibilities. The Audit Committee shall endeavor to avoid disruptions of the Company's normal operations in utilizing such personnel. In the event that the Committee believes that any employee, officer or director of the Company is engaging in fraudulent activities involving the Company, the Committee shall be entitled to engage outside legal counsel or other experts to assist the Committee in investigating such matter.

5.       ANNUAL REVIEW OF AUDIT COMMITTEE CHARTER

         In recognition of the nature of the Company's growth, the Board of Directors shall annually review the charter of the Audit Committee to determine its adequacy in light of the Company's needs at the time of the review.